Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS SECOND-QUARTER 2025 RESULTS
•Second-quarter sales from continuing operations of $2.81 billion increased 4% on a reported basis and 1% on an operational basis, in line with the company’s previously issued guidance1,2
•Second-quarter U.S. GAAP3 diluted earnings per share (EPS) from continuing operations of $0.24; adjusted diluted EPS from continuing operations of $0.59, in line with the company’s previously issued guidance
•Recently announced appointment of Andrew Hider as president and chief executive officer (CEO)4 supports company’s focus to accelerate innovation, drive sustainable growth, enhance operational effectiveness and create shareholder value

DEERFIELD, Ill., JULY 31, 2025 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the second quarter of 2025.
“For the second quarter of 2025, Baxter delivered performance in line with guidance while our employees across the globe continued advancing the company’s life-sustaining Mission and building on its vision to redefine healthcare delivery,” said Brent Shafer, chair and interim CEO. “The company is poised to enter a new chapter with the appointment of Andrew

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1 Sales growth on an operational basis and adjusted diluted EPS are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Operational sales growth excludes the impact of the Kidney Care manufacturing and supply agreement (MSA) not reflected in reportable segments, reflects the previously announced exit of IV Solutions in China in the Medical Products & Therapies reportable segment, and is calculated at constant currency rates.
3 Generally Accepted Accounting Principles
4 Mr. Hider's appointment was announced July 7, 2025; he is to assume his responsibilities at Baxter by Sept. 3, 2025. See press release on baxter.com for additional information.

Hider as our next CEO. Andrew’s extensive experience in driving operational excellence, innovation and growth at global, diversified companies will help propel Baxter into a new era of progress and performance.”

Second-Quarter 2025 Companywide Financial Results
Note that continuing operations exclude Baxter’s Kidney Care business, which was acquired by Carlyle in January 2025, and is reported as discontinued operations.
•Worldwide sales from continuing operations in the second quarter totaled approximately $2.81 billion, increasing 4% on a reported basis and 1% on an operational basis.
•U.S. sales from continuing operations in the second quarter totaled approximately $1.54 billion, increasing 3% on a reported basis and declining 1% on an operational basis.
•International sales from continuing operations in the second quarter totaled approximately $1.27 billion, increasing 6% on a reported basis and 3% on an operational basis.
•On a U.S. GAAP basis, net income from continuing operations totaled $122 million, or $0.24 per diluted share in the second quarter.
•On an adjusted basis, net income from continuing operations in the second quarter was $0.59 per diluted share, increasing 28% over the prior year.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.

Second-Quarter 2025 Segment Results
•Medical Products & Therapies sales for the second quarter totaled approximately $1.32 billion, remaining flat on a reported basis and increasing 1% on an operational basis. Performance in the quarter reflected strength globally for Advanced Surgery and for infusion systems products within the Infusion Therapies & Technologies division. As previously discussed, softness in demand for IV solutions due to fluid conservation efforts enacted post Hurricane Helene partially offset the segment's growth in the quarter.
•Healthcare Systems & Technologies sales for the second quarter totaled approximately $767 million, an increase of 3% on a reported basis and 2% on an operational basis. Performance in the quarter reflected solid global growth for the Care & Connectivity Solutions division, with a noted improvement in growth internationally. Sales in the Front Line Care division improved sequentially but declined compared to the prior year, driven by softness in select markets outside the U.S.
•Pharmaceuticals sales for the second quarter totaled approximately $612 million, an increase of 2% on a reported basis and 1% on an operational basis. Positive performance in the quarter reflected strength in Drug Compounding, which was partially offset by reduced sales of Injectables & Anesthesia. Injectables sales declined 1%, primarily reflecting a difficult comparison to the prior-year period due to the timing of a government order. Anesthesia sales declined low double digits in the quarter globally.

Recent Highlights5
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Announced that following the impact of Hurricane Helene at its North Cove, N.C. site, inventory levels are restored and therefore allocations have been removed for all IV solutions product codes manufactured at the site.
•Partnered with Vizient to include IV fluids through an expansion of its Vizient Reserve Program, to help ensure reliable access to these critical products during times of supply disruption. The program provides participating healthcare

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5 See links to original press releases for additional product information.

organizations with dedicated, on-demand manufacturer inventory, warehoused in the U.S., along with comprehensive support to help safeguard continuity of care.
•Published its 2024 Corporate Responsibility Report, demonstrating its commitment to transparent reporting and providing updates on the company’s 2030 Corporate Responsibility Commitment and Goals,6 which strive to create a more sustainable and responsible business model.

2025 Financial Outlook
For full-year 2025: Baxter now expects sales growth from continuing operations of 6% to 7% on a reported basis. On an operational basis, Baxter expects sales growth of 3% to 4%. The company now expects adjusted earnings from continuing operations, before special items, of $2.42 to $2.52 per diluted share. Baxter’s updated guidance attempts to capture potential downside risks associated with factors primarily impacting the company’s Medical Products & Therapies segment.
For third-quarter 2025: The company expects sales growth from continuing operations of 6% to 7% on a reported basis and 3% to 4% on an operational basis. The company expects adjusted earnings from continuing operations, before special items, of $0.58 to $0.62 per diluted share.
A webcast of Baxter’s second-quarter 2025 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 31, 2025. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

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6 Data presented in the 2024 Corporate Responsibility Report includes Baxter’s Kidney Care business, which was sold in January 2025, unless otherwise noted.

About Baxter
At Baxter, we are everywhere healthcare happens – and everywhere it is going, with essential solutions in the hospital, physician's office and other sites of care. For nearly a century, our customers have counted on us as a vital and trusted partner. And every day, millions of patients and healthcare providers rely on our unmatched portfolio of connected solutions, medical devices, and advanced injectable technologies. Approximately 38,000 Baxter team members live our enduring Mission: to Save and Sustain Lives. Together, we are redefining how care is delivered to make a greater impact today, tomorrow, and beyond. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company's operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company's reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company's past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Operational sales growth is a non-GAAP measure that excludes the impact of the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV solutions in China in the Medical Products & Therapies reportable segment, and is calculated on a constant currency basis, as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company's detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted operating income, adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters and six-month periods ended June 30, 2025 and 2024, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, certain legal matters, a goodwill impairment, investment impairments, product-related reserves, the gain on the sale of the Kidney Care business, Hurricane Helene costs, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company's reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company's Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company's Board of Directors to evaluate the cash generated from Baxter's operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company's financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company's targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV solutions in China in the Medical Products & Therapies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This release includes forward-looking statements concerning the company's financial results (including the outlook for third-quarter and full-year 2025) and operational (including with respect to the new Vizient partnership), business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company's ability to achieve the intended benefits of its strategic actions, including the sale of the Kidney Care business, business strategy and development activities and cost saving initiatives; the company's ability to successfully integrate acquisitions, including the acquisition of Hill-Rom Holdings, Inc. (Hillrom) and the related impact on the company’s organization structure, senior leadership, culture, functional alignment, outsourcing and other areas, the company's management of resulting related personnel capacity constraints and potential institutional knowledge loss, and the company's ability to achieve anticipated performance or financial targets and maintain its reputation following integration; the impact of global economic conditions (including, among other things, changes in tariffs, taxation, trade policies and treaties, sanctions, embargos, export control restrictions, the potential for a recession, supply chain disruptions, inflation levels and interest rates, financial market volatility, banking crises, the war in Ukraine, the conflict in the Middle East and other geopolitical events, including U.S. military strikes on Iran, and the potential for escalation of these and other conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars, global public health crises, pandemics and epidemics, or the anticipation of any of the foregoing, on the company's operations and on the company's employees, customers, suppliers, and foreign governments in countries in which the company operates and the company’s ability to identify actions to mitigate the impact of those conditions (or to realize the anticipated benefits of any such mitigating actions); product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle; demand and market acceptance risks for, and competitive pressures (including pricing) related to, new and existing products and services (including response to product recalls), challenges and reputational risks associated with converting customers to new products and challenges with accurately predicting changing customer preferences and future expenditures and inventory levels (including with respect to any fluid conservation efforts) and with being able to monetize new and existing products and services (and to sustain any related price increases), the impact of those products and services on quality and patient safety concerns, and the need for ongoing training and support for the company’s products and services; future actions of, or failures to act or delays in acting by the U.S. Food and Drug Administration, the European Medicines Agency, or any other regulatory body or government authority (including the U.S. Securities and Exchange Commission, Department of Justice, Health Canada or the Attorney General of any state), or any product quality or patient safety issues (including those related to voluntary corrections for the company’s Novum IQ Large Volume pump) that could delay, limit or suspend product development, manufacturing, or sale or otherwise lead to product recalls (either voluntary or required by governmental authorities), adverse regulatory site inspection reports, voluntary or official action indicated classifications, labeling changes, launch delays, warning letters, import bans, refusal of a government to grant or the government withdrawal of approvals, clearances, licenses or other marketing authorizations, denial of import certifications, sanctions, seizures, injunctions (including to halt manufacture or distribution), monetary sanctions, criminal or civil liabilities or litigation; the continuity, availability, and pricing of acceptable raw materials and component parts, the company's ability to pass some or all of these costs to its customers through price increases or otherwise, and the related continuity of the company's manufacturing, sterilization, supply and distribution and those of the company’s suppliers; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals, market and category growth rates, growth rates for the company's segments, and related impacts on the company’s liquidity; the company's ability to execute on its capital allocation plans, including the company's debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds; downgrades to the company's credit ratings or ratings outlooks, or withdrawals by rating agencies from rating the company and its indebtedness, and the related impact on the company’s funding costs and liquidity; fluctuations in foreign exchange and interest rates; the impact of any accounting estimates and assumptions, including with respect to goodwill, intangible asset, or other long-lived asset impairments on the company's operating results; the company's ability to finance and develop new products or services, or enhancements thereto, on commercially acceptable terms or at all; actions by tax authorities in connection with ongoing tax audits (including with respect to transfer pricing matters) and the outcome of pending or future litigation; failures with respect to the company's quality, compliance or ethics programs; our ability to attract, develop, retain and engage employees, including senior management, and the occurrence of labor disruptions (including as a result of labor disagreements under bargaining agreements or national trade union agreements or disputes with works councils); inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization, or supply difficulties, including as a result of natural disaster or severe weather event (such as Hurricane Helene), war, terrorism, global public health crises and epidemics/pandemics, regulatory actions or otherwise; future actions of third parties, including third-party payors and the company’s customers and distributors (including group purchasing organizations and integrated delivery networks); breaches and breakdowns affecting the company's information technology systems or protected information, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in the company's information technology systems or products; the company’s ability to effectively develop, integrate or deploy artificial intelligence, machine learning and other emerging technologies into the company’s products, services and operations in a manner that is compliant with existing and emerging regulations; the impact of physical effects of climate change, severe storms (including Hurricane Helene) and storm-related events; changes to legislation and regulation and other governmental pressures in the United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation (including taxation of income, whether with respect to current or future tax reform) and rebate policies; the company's ability to meet evolving and varied corporate responsibility expectations of the company's stakeholders, including compliance with new and emerging sustainability regulations; the ability to protect or enforce the company's patents or other proprietary rights (including trademarks, copyrights, trade secrets, and know-how) or where the patents of third parties prevent or restrict the company's manufacture, sale or use of affected products or technology; and other risks discussed in Baxter's most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter and Novum IQ are trademarks of Baxter International Inc.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

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BAXTER — PAGE 10

BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2025	2024	Change
NET SALES	$2,810	$2,694	4%
COST OF SALES	1,819	1,663	9%
GROSS MARGIN	991	1,031	(4)%
% of Net Sales	35.3%	38.3%	(3.0) pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	718	723	(1)%
% of Net Sales	25.6%	26.8%	(1.2) pts
RESEARCH AND DEVELOPMENT EXPENSES	134	130	3%
% of Net Sales	4.8%	4.8%	0.0 pts
OTHER OPERATING INCOME, NET	(52)	(1)	NM
OPERATING INCOME	191	179	7%
% of Net Sales	6.8%	6.6%	0.2 pts
INTEREST EXPENSE, NET	58	86	(33)%
OTHER (INCOME) EXPENSE, NET	—	(24)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	133	117	14%
INCOME TAX EXPENSE (BENEFIT)	11	22	(50)%
% of Income (loss) from Continuing Operations Before Income Taxes	8.3%	18.8%	(10.5) pts
INCOME (LOSS) FROM CONTINUING OPERATIONS	122	95	28%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(31)	(406)	(92)%
NET INCOME (LOSS)	91	(311)	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	—	3	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	3	NM
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$91	$(314)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.24	$0.19	26%
Diluted	$0.24	$0.19	26%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$(0.06)	$(0.81)	(93)%
Diluted	$(0.06)	$(0.80)	(93)%
INCOME (LOSS) PER COMMON SHARE
Basic	$0.18	$(0.62)	NM
Diluted	$0.18	$(0.61)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	513	510
Diluted	514	511
ADJUSTED OPERATING INCOME (excluding special items)¹	$423	$357	18%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$304	$234	30%
ADJUSTED INCOME (LOSS) FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$(28)	$114	NM
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$276	$345	(20)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.59	$0.46	28%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$(0.05)	$0.22	NM
ADJUSTED DILUTED EPS (excluding special items)¹	$0.54	$0.68	(21)%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended June 30, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$991	$718	$191	$133	$11	$122	$(31)	$91	$91	$0.24	$(0.06)	$0.18
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	35.3%	25.6%	6.8%	4.7%	8.3%	4.3%	(1.1)%	3.2%	3.2%
Intangible asset amortization	101	(50)	151	151	35	116	—	116	116	0.23	0.00	0.23
Business optimization items[1]	6	(11)	17	17	4	13	—	13	13	0.03	0.00	0.03
Acquisition and integration items[2]	—	(5)	5	5	1	4	—	4	4	0.01	0.00	0.01
European medical devices regulation[3]	5	—	5	5	1	4	—	4	4	0.01	0.00	0.01
Product related reserves[4]	23	—	23	23	6	17	—	17	17	0.03	0.00	0.03
Hurricane Helene costs[5]	17	—	17	17	4	13	—	13	13	0.03	0.00	0.03
Separation-related costs[6]	1	(13)	14	14	3	11	—	11	11	0.02	0.00	0.02
Tax matters[8]	—	—	—	—	(4)	4	3	7	7	0.01	0.00	0.01
Adjusted	$1,144	$639	$423	$365	$61	$304	$(28)	$276	$276	$0.59	$(0.05)	$0.54
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	40.7%	22.7%	15.1%	13.0%	16.7%	10.8%	(1.0)%	9.8%	9.8%

The company’s U.S. GAAP results for the three months ended June 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,031	$723	$179	$117	$22	$95	$(406)	$(311)	$(314)	$0.19	$(0.80)	$(0.61)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	38.3%	26.8%	6.6%	4.3%	18.8%	3.5%	(15.1)%	(11.5)%	(11.7)%
Intangible asset amortization	102	(52)	154	154	35	119	10	129	129	0.23	0.02	0.25
Business optimization items[1]	1	(8)	9	9	3	6	9	15	15	0.01	0.02	0.03
Acquisition and integration items[2]	—	(6)	6	6	1	5	—	5	5	0.01	0.00	0.01
European medical devices regulation[3]	9	—	9	9	2	7	1	8	8	0.01	0.01	0.02
Separation-related costs[6]	—	—	—	—	—	—	68	68	68	0.00	0.13	0.13
Goodwill impairment[7]	—	—	—	—	—	—	430	430	430	0.00	0.84	0.84
Tax matters[8]	—	—	—	—	(2)	2	2	4	4	0.00	0.01	0.01
Adjusted	$1,143	$657	$357	$295	$61	$234	$114	$348	$345	$0.46	$0.22	$0.68
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	42.4%	24.4%	13.3%	11.0%	20.7%	8.7%	4.2%	12.9%	12.8%

				Reported	Adjusted
Income from discontinued operations, net of tax				$(406)	$114
Less: Net income attributable to noncontrolling interests included in discontinued operations				3	3
Income from discontinued operations, net of tax attributable to Baxter stockholders				$(409)	$111

				Reported	Adjusted
Net income (loss)				$(311)	$348
Less: Net income attributable to noncontrolling interests				3	3
Net income (loss) attributable to Baxter stockholders				$(314)	$345

1The company’s results of continuing operations in 2025 and 2024 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2025 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment. These restructuring and business optimization costs in 2024 included costs which were primarily related third-party costs incurred to support the transformation of certain general and administrative functions. The company's results of discontinued operations in 2024 included costs related to property, plant and equipment impairments in connection with the company's exit from a manufacturing facility in connection with its initiatives to optimize its global manufacturing and supply chain organization, and to centralize certain of its research and development activities into a new location.
2The company’s results of continuing operations in 2025 and 2024 included integration-related items comprised of Hill-Rom Holdings, Inc. (Hillrom) acquisition and integration expenses.
3The company’s results in 2025 and 2024 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consisted of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2025 included charges related to an estimate of warranty and remediation activities arising from field corrective actions on certain of its infusion pumps and a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022.
5The company's results of continuing operations in 2025 included charges related to Hurricane Helene, which consisted of remediation, air freight and other costs.
6The company’s results of continuing operations in 2025 included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment. The company's results of discontinued operations in 2024 included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment.
7The company's results of discontinued operations in 2024 included a charge related to a goodwill impairment of the company's former Chronic Therapies reporting unit within its former Kidney Care segment.
8The company's results of continuing operations in 2025 included income tax expenses resulting from the application of intraperiod tax allocation to our adjusted results in an interim period. The company's results of discontinued operations in 2025 included indirect impacts of the carryback of the tax benefits generated by the sale of its former Kidney Care business to prior years. The company's results of continuing operations in 2024 included a state valuation allowance recorded partially offset by an adjustment to its change in permanent reinvestment assertion that it allocated to continuing operations.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2025	2024	Change
NET SALES	$5,435	$5,184	5%
COST OF SALES	3,583	3,192	12%
GROSS MARGIN	1,852	1,992	(7)%
% of Net Sales	34.1%	38.4%	(4.3) pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,421	1,452	(2)%
% of Net Sales	26.1%	28.0%	(1.9) pts
RESEARCH AND DEVELOPMENT EXPENSES	274	250	10%
% of Net Sales	5.0%	4.8%	0.2 pts
OTHER OPERATING INCOME, NET	(92)	(4)	NM
OPERATING INCOME	249	294	(15)%
% of Net Sales	4.6%	5.7%	(1.1) pts
INTEREST EXPENSE, NET	122	164	(26)%
OTHER (INCOME) EXPENSE, NET	(3)	(33)	(91)%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	130	163	(20)%
INCOME TAX EXPENSE (BENEFIT)	(56)	62	NM
% of Income from Continuing Operations Before Income Taxes	(43.1)%	38.0%	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS	186	101	84%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	31	(373)	NM
NET INCOME (LOSS)	217	(272)	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	—	5	(100)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	5	(100)%
NET LOSS ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$217	$(277)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.36	$0.20	80%
Diluted	$0.36	$0.20	80%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.06	$(0.74)	NM
Diluted	$0.06	$(0.74)	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.42	$(0.54)	NM
Diluted	$0.42	$(0.54)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	512	509
Diluted	514	510
ADJUSTED OPERATING INCOME (excluding special items)¹	$815	$664	23%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$589	$417	41%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$7	$264	(97)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$596	$676	(12)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$1.15	$0.82	40%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$0.01	$0.51	(98)%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.16	$1.33	(13)%
1    Refer to page 13 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the six months ended June 30, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,852	$1,421	$274	$249	$(3)	$130	$(56)	$186	$31	$217	$217	$0.36	$0.06	$0.42
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	34.1%	26.1%	5.0%	4.6%	(0.1)%	2.4%	(43.1)%	3.4%	0.6%	4.0%	4.0%
Intangible asset amortization	205	(101)	—	306	—	306	72	234	—	234	234	0.46	0.00	0.46
Business optimization items[1]	19	(41)	(2)	62	—	62	15	47	—	47	47	0.09	0.00	0.09
Acquisition and integration items[2]	—	(6)	—	6	(5)	11	2	9	—	9	9	0.02	0.00	0.02
European medical devices regulation[3]	10	—	—	10	—	10	2	8	—	8	8	0.02	0.00	0.02
Product-related reserves[4]	29	—	—	29	—	29	8	21	—	21	21	0.04	0.00	0.04
Hurricane Helene costs[5]	115	—	—	115	—	115	29	86	6	92	92	0.17	0.01	0.18
Legal matters[6]	11	—	—	11	—	11	2	9	—	9	9	0.02	0.00	0.02
Investment impairments[7]	—	—	—	—	(9)	9	2	7	—	7	7	0.01	0.00	0.01
Separation-related costs[8]	1	(26)	—	27	—	27	6	21	31	52	52	0.04	0.06	0.10
Gain on Kidney Care Sale [9]	—	—	—	—	—	—	—	—	(111)	(111)	(111)	0.00	(0.22)	(0.22)
Tax Matters[11]	—	—	—	—	—	—	39	(39)	50	11	11	(0.08)	0.10	0.02
Adjusted	$2,242	$1,247	$272	$815	$(17)	$710	$121	$589	$7	$596	$596	$1.15	$0.01	$1.16
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	41.3%	22.9%	5.0%	15.0%	(0.3)%	13.1%	17.0%	10.8%	0.1%	11.0%	11.0%

The company’s U.S. GAAP results for the six months ended June 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Operating Income	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income (Loss) From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$1,992	$1,452	$294	$163	$62	$101	$(373)	$(272)	$(277)	$0.20	$(0.74)	$(0.54)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	38.4%	28.0%	5.7%	3.1%	38.0%	1.9%	(7.2)%	(5.2)%	(5.3)%
Intangible asset amortization	208	(104)	312	312	73	239	16	255	255	0.47	0.03	0.50
Business optimization items[1]	6	(25)	31	31	9	22	35	57	57	0.04	0.07	0.11
Acquisition and integration items[2]	1	(10)	11	11	2	9	—	9	9	0.02	0.00	0.02
European medical devices regulation[3]	16	—	16	16	4	12	2	14	14	0.02	0.01	0.03
Separation-related costs[8]	—	—	—	—	—	—	147	147	147	0.00	0.29	0.29
Goodwill impairment[10]	—	—	—	—	—	—	430	430	430	0.00	0.84	0.84
Tax matters[11]	—	—	—	—	(34)	34	7	41	41	0.07	0.01	0.08
Adjusted	$2,223	$1,313	$664	$533	$116	$417	$264	$681	$676	$0.82	$0.51	$1.33
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	42.9%	25.3%	12.8%	10.3%	21.8%	8.0%	5.1%	13.1%	13.0%

				Reported	Adjusted
Income (loss) from discontinued operations, net of tax				$(373)	$264
Less: Net income attributable to noncontrolling interests included in discontinued operations				5	5
Income (loss) from discontinued operations, net of tax attributable to Baxter stockholders				$(378)	$259

				Reported	Adjusted
Net income (loss)				$(272)	$681
Less: Net income attributable to noncontrolling interests				5	5
Net income (loss) attributable to Baxter stockholders				$(277)	$676
1.The company’s results of continuing operations in 2025 and 2024 included costs related to programs to optimize its organization and cost structure. These restructuring and business optimization costs in 2025 included costs primarily related to its initiatives to reduce its cost structure following the sale of its former Kidney Care segment. These restructuring and business optimization costs in 2024 included costs related to programs to optimize its organization and cost structure which were primarily related to the implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities and to a lesser extent, third-party costs incurred to support the transformation of certain general and administrative functions. The company's results of discontinued operations in 2024 included costs related to property, plant and equipment impairments in connection with the company's exit from a manufacturing facility in connection with its initiatives to optimize its global manufacturing and supply chain organization, and to centralize certain of its research and development activities.
2.The company’s results of continuing operations in 2025 and 2024 included integration-related items comprised of Hillrom acquisition and integration expenses. In 2025 these expenses reflected third-party consulting costs and the recognition of a noncash impairment of property, plant and equipment related to integration activities. In 2024 these expenses related to third-party consulting costs related to its integration of Hillrom.
3.The company’s results in 2025 and 2024 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4.The company's results of continuing operations in 2025 included charges related to an estimate of warranty and remediation activities arising from field corrective actions on certain of its infusion pumps and a revised estimate of warranty and remediation activities arising from a field corrective action on certain of its infusion pumps initially recorded in 2022.
5.The company's results of continuing operations in 2025 included charges related to Hurricane Helene, which consisted of remediation, air freight and other costs. The company's results of discontinued operations in 2025 included charges related to Hurricane Helene, which consisted of air freight and other costs.
6.The company’s results of continuing operations in 2025 included charges related to matters involving alleged injury from environmental exposure.
7.The company's results of continuing operations in 2025 included losses from a noncash impairment write-down in an equity method investment.
8.The company's results of continuing operations in 2025 included separation-related costs primarily related to external advisors supporting its activities related to the sale of its former Kidney Care segment. The company's results of discontinued operations in 2025 and 2024 included separation-related costs related to external advisors supporting its activities related to the sale of its former Kidney Care segment.
9.The company's results of discontinued operations in 2025 included a gain from the sale of its former Kidney Care segment.
10.The company's results of discontinued operations in 2024 included a charge related to a goodwill impairment of the company's former Chronic Therapies reporting unit within its former Kidney Care segment.
11.The company's results of continuing operations in 2025 included a tax benefit primarily driven by an entity classification election that it made for U.S. tax purposes, which resulted in a capital loss. The company's results of discontinued operations in 2025 included indirect impacts of the carryback of tax benefits generated by the sale of its former Kidney Care business to prior years. The company's results in 2024 included a change in its permanent reinvestment assertion that is allocated to continuing operations and a reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products & Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems & Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. Other sales not allocated to a segment primarily includes sales to Vantive, pursuant to the Kidney Care MSA, and sales of products and services provided directly through certain of our manufacturing facilities

	Three Months Ended June 30,		% Change @ Actual Rates	% Change @ Operational Sales Growth	Six Months Ended June 30,		% Change @ Actual Rates	% Change @ Operational Sales Growth
	2025	2024			2025	2024
Infusion Therapies & Technologies	$1,024	$1,045	(2)%	(1)%	$2,018	$2,011	0%	3%
Advanced Surgery	296	277	7%	5%	564	540	4%	5%
Medical Products & Therapies	1,320	1,322	(0)%	1%	2,582	2,551	1%	3%
Care & Connectivity Solutions	474	452	5%	4%	901	854	6%	5%
Front Line Care	293	296	(1)%	(1)%	570	561	2%	2%
Healthcare Systems & Technologies	767	748	3%	2%	1,471	1,415	4%	4%
Injectables & Anesthesia	332	341	(3)%	(4)%	667	669	(0)%	(0)%
Drug Compounding	280	261	7%	7%	526	511	3%	4%
Pharmaceuticals	612	602	2%	1%	1,193	1,180	1%	2%
Other	111	22	405%	(41)%	189	38	397%	(24)%
Total - Continuing Operations	$2,810	$2,694	4%	1%	$5,435	$5,184	5%	3%

Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Medical Products & Therapies	$239	$238	$483	$465
% of Segment Net Sales	18.1%	18.0%	18.7%	18.2%
Healthcare Systems & Technologies	118	120	211	187
% of Segment Net Sales	15.4%	16.0%	14.3%	13.2%
Pharmaceuticals	64	75	127	153
% of Segment Net Sales	10.5%	12.5%	10.6%	13.0%
Other	6	9	15	13
Total	427	442	836	818
Unallocated corporate costs	(4)	(85)	(21)	(154)
Intangible asset amortization expense	(151)	(154)	(306)	(312)
Legal matters	—	—	(11)	—
Business optimization items	(17)	(9)	(62)	(31)
Acquisition and integration items	(5)	(6)	(6)	(11)
Separation-related costs	(14)	—	(27)	—
European Medical Devices Regulation	(5)	(9)	(10)	(16)
Product-related items	(23)	—	(29)	—
Hurricane Helene costs	(17)	—	(115)	—
Total operating income (loss)	191	179	249	294
Interest expense, net	58	86	122	164
Other (income) expense, net	—	(24)	(3)	(33)
Income (Loss) from continuing operations before income taxes	$133	$117	$130	$163

BAXTER — PAGE 16

BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended June 30,
	2025			2024			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$554	$470	$1,024	$579	$466	$1,045	(4)%	1%	(2)%
Advanced Surgery	158	138	296	150	127	277	5%	9%	7%
Medical Product & Therapies	712	608	1,320	729	593	1,322	(2)%	3%	(0)%
Care & Connectivity Solutions	341	133	474	332	120	452	3%	11%	5%
Front Line Care	221	72	293	218	78	296	1%	(8)%	(1)%
Healthcare Systems & Technologies	562	205	767	550	198	748	2%	4%	3%
Injectables & Anesthesia	187	145	332	197	144	341	(5)%	1%	(3)%
Drug Compounding	—	280	280	—	261	261	0%	7%	7%
Pharmaceuticals	187	425	612	197	405	602	(5)%	5%	2%
Other	75	36	111	16	6	22	369%	500%	405%
Total - Continuing Operations	$1,536	$1,274	$2,810	$1,492	$1,202	$2,694	3%	6%	4%

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2025			2024			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$1,138	$880	$2,018	$1,105	$906	$2,011	3%	(3)%	0%
Advanced Surgery	303	261	564	297	243	540	2%	7%	4%
Medical Products & Therapies	1,441	1,141	2,582	1,402	1,149	2,551	3%	(1)%	1%
Care & Connectivity Solutions	657	244	901	610	244	854	8%	0%	6%
Front Line Care	423	147	570	413	148	561	2%	(1)%	2%
Healthcare Systems & Technologies	1,080	391	1,471	1,023	392	1,415	6%	(0)%	4%
Injectables & Anesthesia	382	285	667	388	281	669	(2)%	1%	(0)%
Drug Compounding	—	526	526	—	511	511	0%	3%	3%
Pharmaceuticals	382	811	1,193	388	792	1,180	(2)%	2%	1%
Other	123	66	189	27	11	38	356%	500%	397%
Total - Continuing Operations	$3,026	$2,409	$5,435	$2,840	$2,344	$5,184	7%	3%	5%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2025	2024
Cash flows from (used in) operations – continuing operations	$118	$30
Cash flows from (used in) investing activities - continuing operations	(239)	(142)
Cash flows from (used in) financing activities - continuing operations	(3,988)	(1,076)

Cash flows from (used in) operations - continuing operations	$118	$30
Capital expenditures - continuing operations	(262)	(180)
Free cash flow - continuing operations	$(144)	$(150)

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From the Three Months Ended June 30, 2024 to the Three Months Ended June 30, 2025
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	Exit of IV Solutions in China	FX	Operational Sales Growth*
Infusion Therapies & Technologies	(2)%	0%	2%	(1)%	(1)%
Advanced Surgery	7%	0%	0%	(2)%	5%
Medical Products & Therapies	(0)%	0%	1%	0%	1%
Care & Connectivity Solutions	5%	0%	0%	(1)%	4%
Front Line Care	(1)%	0%	0%	0%	(1)%
Healthcare Systems & Technologies	3%	0%	0%	(1)%	2%
Injectables & Anesthesia	(3)%	0%	0%	(1)%	(4)%
Drug Compounding	7%	0%	0%	0%	7%
Pharmaceuticals	2%	0%	0%	(1)%	1%
Other	405%	(445)%	0%	(1)%	(41)%
Total - Continuing Operations	4%	(4)%	1%	(0)%	1%

*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Six Months Ended June 30, 2024 to The Six Months Ended June 30, 2025
(unaudited)

	Net Sales Growth As Reported	Kidney Care MSA	Exit of IV Solutions in China	FX	Operational Sales Growth*
Infusion Therapies & Technologies	0%	0%	2%	1%	3%
Advanced Surgery	4%	0%	0%	1%	5%
Medical Products & Therapies	1%	0%	1%	1%	3%
Care & Connectivity Solutions	6%	0%	0%	(1)%	5%
Front Line Care	2%	0%	0%	0%	2%
Healthcare Systems & Technologies	4%	0%	0%	0%	4%
Injectables & Anesthesia	(0)%	0%	0%	0%	(0)%
Drug Compounding	3%	0%	0%	1%	4%
Pharmaceuticals	1%	0%	0%	1%	2%
Other	397%	(424)%	0%	3%	(24)%
Total - Continuing Operations	5%	(3)%	1%	0%	3%

*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Third Quarter and Full Year 2025 U.S. GAAP Sales Growth to Projected Operational Sales Growth and Projected Third Quarter and Full Year 2025 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q3 2025*	FY 2025*
Sales growth - U.S. GAAP	6% - 7%	6% - 7%
Kidney Care MSA	(~300 bps)	(~300 bps)
Exit of IV Solutions in China	~70 bps	~50 bps
Foreign Exchange	(~100 bps)	(~50 bps)
Operational sales growth	3% - 4%	3% - 4%

Adjusted Earnings Per Share Guidance	Q3 2025	FY 2025
Adjusted diluted EPS	$0.58 - $0.62	$2.42 - $2.52

*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV Solutions in China in the Medical Products & Therapies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.